                                                                  Exhibit 10.2

Tender and Option Agreement, dated as of December 20, 1998, by and among Parent, Purchaser and certain stockholders of the Company.

                          TENDER AND OPTION AGREEMENT
                          ---------------------------



          TENDER AND OPTION AGREEMENT, dated as of December 20, 1998 (the "Agreement"), among Rohm and Haas Company, a Delaware corporation ("Parent"), Lightning Acquisition Corp., a New York corporation and a wholly owned subsidiary of Parent ("Purchaser"), LeaRonal, Inc., a New York corporation (the "Company") and each of the persons listed on Schedule A hereto (each a "Stockholder" and, collectively, the "Stockholders").

          WHEREAS, Parent, Purchaser and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for, among other things, the making of a cash tender offer (as such offer may be amended from time to time as permitted under the Merger Agreement, the "Offer") by Purchaser for all of the issued and outstanding shares of common stock, par value $1.00 per share, of the Company (referred to herein as either the "Shares" or "Company Common Stock") and the merger of the Company and Purchaser on the terms and conditions set forth in the Merger Agreement (the "Merger");

          WHEREAS, each Stockholder is the beneficial owner of the Shares set forth opposite such Stockholder's name on Schedule A hereto; such Shares, as such Shares may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with Shares issuable upon the exercise of options (including the Options set forth in Schedule A) (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Shares" of such Stockholder; and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested that the Stockholders enter into this Agreement;

          NOW, THEREFORE, to induce Parent and Purchaser to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

        Section 1.  Certain Definitions.  Capitalized terms used but not
                    -------------------
otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

        Section 2.  Representations and Warranties of the Stockholders.  Each
                    --------------------------------------------------
Stockholder, severally and not jointly, represents and warrants to Parent and Purchaser, as of the date hereof and as of the Closing (as defined below), as follows:

                (a) The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which meaning will apply for all purposes of this Agreement) of, and has good title to, all of the Shares (including the Options), free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation, including any restriction on the right to vote, sell or otherwise dispose of the Shares (each, a "Lien"), except as set forth in this Agreement.

                (b) The Shares (including the Options) constitute all of the securities (as defined in Section 3(a)(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned, directly or indirectly, by the Stockholder.

                (c) Except for the Shares (including the Options), the Stockholder does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Stockholder subject to any Contract, commitment, arrangement, understanding, restriction or relationship (whether or not legally enforceable), other than this Agreement, that provides for such Stockholder to vote or acquire any securities of the Company. The Stockholder holds exclusive power to vote the Shares and has not granted a proxy to any other person (as defined in the Merger Agreement, which meaning will apply for all purposes of this Agreement) to vote the Shares, subject to the limitations set forth in this Agreement.

                (d) This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery of this Agreement by Parent and Purchaser, is a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms.

                (e) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of the Stockholder's obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on any Shares under, (i) any Contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound or (ii) any injunction, judgment, writ, decree, order or ruling applicable to the Stockholder; except for conflicts, violations, breaches, defaults, terminations, amendments, cancellations, accelerations or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by such Stockholder of the transactions contemplated hereby.

                (f) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of the Stockholder's obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Stockholder or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), foreign antitrust or competition laws or the federal securities laws.

                (g) The Stockholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

        Section 3.  Representations and Warranties of the Company.  The Company
                    ---------------------------------------------
represents and warrants to Parent and Purchaser, as of the date hereof and as of the Closing, as follows:

                (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

                (b) This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Stockholders, Parent and Purchaser, is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

                (c) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on the assets or properties of the Company under, (i) its certificate of incorporation or bylaws, (ii) any Contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound or (iii) any judgment, writ, decree, order or ruling applicable to the Company; except in the case of clauses
(ii) and (iii) for conflicts, violations, breaches, defaults, terminations, amendments, cancellations, accelerations or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by the Company of the transactions contemplated hereby.

                (d) Neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to the Company or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act, foreign antitrust or competition laws or the federal securities laws.

                (e) The Company has taken all necessary corporate or other action (including approval by the Board of Directors of the Company) to render inapplicable to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby Section 912 of the NYBCL.

        Section 4.  Representations and Warranties of Parent and Purchaser.
                    ------------------------------------------------------
Parent and Purchaser represent and warrant to the Stockholders, as of the date hereof and as of the Closing, as follows:

                (a) Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

                (b) This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the Company and the Stockholders, is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms.

                (c) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) their respective certificates of incorporation or bylaws, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser is bound or (iii) any judgment, writ, decree, order or ruling applicable to Parent or Purchaser; except in the case of clauses (ii) and
(iii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by Parent or Purchaser of the transactions contemplated hereby.

                (d) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will violate any law, decree, statute, rule or regulation applicable to Parent or Purchaser or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act or the federal securities laws.

                (e) Any Shares acquired upon exercise of the Purchase Option (as defined below) will be acquired for Parent's or Purchaser's own account, for investment purposes only and will not be, and the Purchase Option is not being, acquired by Parent and Purchaser with a view to public distribution thereof in violation of any applicable provisions of the Securities Act of 1933, as amended (the "Securities Act").

        Section 5.  Transfer of the Shares.  During the term of this Agreement,
                    ----------------------
except as otherwise expressly provided herein, each Stockholder agrees that such Stockholder will not (a) tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the Shares, except for (i) transfers to any spouse or descendant (including by adoption) of such Stockholder, or any trust or retirement plan or account for the benefit of such Stockholder, spouse or descendant; provided any such transferee agrees in writing to be bound by the terms of this Agreement and (ii) transfers by operation of law provided that any such transferee shall be bound by the terms of this Agreement, (b) acquire any shares of Company Common Stock or other securities of the Company (otherwise than in connection with a transaction of the type described in Section 6 or by exercising any of the

Options), (c) deposit the Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect to the Shares, (d) enter into any Contract, option or other arrangement (including any profit sharing arrangement) or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any Shares or any other securities of the Company or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby or which would otherwise diminish the benefits of this Agreement to Parent or Purchaser.

        Section 6.  Adjustments.
                    -----------

                (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing a Stockholder's ownership of the Company's capital stock or other securities or (ii) a Stockholder becomes the beneficial owner of any additional Shares of or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Shares hereunder.

                (b) Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent and Purchaser of the number of any new Shares acquired by such Stockholder, if any, after the date hereof.

        Section 7.  Tender of Shares.  Each Stockholder hereby agrees that such
                    ----------------
Stockholder will validly tender (or cause the record owner of such shares to validly tender) and sell (and not withdraw, except in the event the Purchase Option is exercised, in which case such withdrawal shall be for the limited purpose of consummating the Purchase Option) pursuant to and in accordance with the terms of the Offer not later than the fifth business day after commencement of the Offer (or the earlier of the expiration date of the Offer and the fifth business day after such Shares are acquired by such Stockholder if the Stockholder acquires Shares after the date hereof), or, if the Stockholder has not received the Offer Documents by such time, within two business days following receipt of such documents, all of the then outstanding shares of Company Common Stock beneficially owned by such Stockholder (including the shares of Company Common Stock outstanding as of the date hereof and set forth on Schedule A hereto opposite such Stockholder's name). Upon the purchase by Purchaser of all of such then outstanding shares of Company Common Stock beneficially owned by such Stockholder pursuant to the Offer in accordance with this Section 7, this Agreement will terminate as it relates to such Stockholder. In the event, notwithstanding the provisions of the first sentence of this
Section 7, any Shares beneficially owned by a Stockholder are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Shares will remain subject to the terms of this Agreement. Each Stockholder acknowledges that Purchaser's obligation to accept for payment and pay for the shares of Company Common Stock tendered in the Offer is subject to all the terms and conditions of the Offer.

        Section 8.  Voting Agreement.  Each Stockholder, by this Agreement,
                    ----------------
does hereby (a) agree to appear (or not appear, if requested by Parent or Purchaser) at any annual, special, postponed or adjourned meeting of the stockholders of the Company or otherwise cause the Shares such Stockholder beneficially owns to be counted as present (or absent, if requested by Parent or Purchaser) thereat for purposes of establishing a quorum and to vote or consent, and (b) constitute and appoint Parent and Purchaser, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as his true and lawful attorney and proxy for and in his name, place and stead, to vote all the Shares such Stockholder beneficially owns at the time of such vote, at any annual, special, postponed or adjourned meeting of the stockholders of the Company (and this appointment will include the right to sign his or its name (as stockholder) to any consent, certificate or other document relating to the Company that laws of the State of New York may require or permit), in the case of both (a) and (b) above, (x) in favor of approval and adoption of the Merger Agreement and approval and adoption of the Merger and the other transactions contemplated thereby and (y) against (1) any Acquisition Proposal, (2) any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement and (3) the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (iii) (A) any change in a majority of the persons who constitute the board of directors of the Company or any of its subsidiaries as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's or any of its subsidiaries' certificate of incorporation or bylaws, as amended to date; (C) any other material change in the Company's or any of its subsidiaries' corporate structure or business; or (D) any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Offer, the Merger and the other transactions contemplated by this Agreement and the Merger Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and each Stockholder declares that it is irrevocable until this Agreement shall terminate in accordance with its terms. Each Stockholder hereby revokes all and any other proxies with respect to the Shares that such Stockholder may have heretofore made or granted. For Shares as to which a Stockholder is the beneficial but not the record owner, such Stockholder shall use his or its best efforts to cause any record owner of such Shares to grant to Parent a proxy to the same effect as that contained herein. Each Stockholder hereby agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents and the Proxy Statement and related filings under the securities laws such Stockholder's identity and ownership of Shares and the nature of his or its commitments, arrangements and understandings under this Agreement. Notwithstanding the foregoing, Alonna Ostad, Sharone N. Ostrow and Jonathan Ostrow are not bound by the terms of this Section 8.

        Section 9.  No Solicitation.  Each Shareholder agrees that neither such
                    ---------------
Stockholder nor any of such Stockholder's officers, directors, employees, trustees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by any of them) will directly or indirectly initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making or submission of any Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain or induce any person to make or submit an Acquisition Proposal or agree to or endorse any Acquisition Proposal or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing or authorize or permit any of its officers, directors, employees, trustees or any of its affiliates or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by any of them to take any such action. Each Stockholder shall immediately advise Parent in writing of the receipt of request for information or any inquiries or proposals relating to an Acquisition Proposal.

        Section 10.  Grant of Purchase Option.  The Stockholder hereby grants
                     ------------------------
to Parent and Purchaser an irrevocable option (the "Purchase Option") to purchase for cash, in a manner set forth below, any or all of the Shares (and including Shares acquired after the date hereof by such Stockholder) beneficially owned by the Stockholder at a price (the "Exercise Price") per Share equal to $34.00 (the "Offer Price"). In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like, the Offer Price will be appropriately adjusted for the purpose of this Section 10.

        Section 11.  Exercise of Purchase Option.
                     ---------------------------

                (a) Subject to the conditions set forth in Section 13 hereof, the Purchase Option may be exercised by Parent or Purchaser, in whole or in part, at any time or from time to time after the occurrence of any Trigger Event (as defined below). The Company and each Stockholder shall notify Parent promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by the Company or the Stockholder is not a condition to the right of Parent or Purchaser to exercise the Purchase Option. In the event Parent or Purchaser wishes to exercise the Purchase Option, Parent shall deliver to each Stockholder a written notice (an "Exercise Notice") specifying the total number of Shares it wishes to purchase from such Stockholder. Each closing of a purchase of Shares (a "Closing") will occur at a place, on a date and at a time designated by Parent or Purchaser in an Exercise Notice delivered at least two business days prior to the date of the Closing.

                (b) A "Trigger Event" means any one of the following: (i) the Merger Agreement becomes terminable under circumstances that entitle Parent or Purchaser to receive the Termination Fee or the Expenses under Section 8.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated and whether such Termination Fee or Expenses are then actually paid),
(ii) the Offer is consummated but, due to the failure of the Stockholder to validly tender and not withdraw all of the then outstanding shares of Company Common Stock beneficially owned by such Stockholder, the Purchaser has not accepted for payment or paid for all of such shares of Company Common Stock,
(iii) a tender or exchange offer for at least 20% of the shares of Company Common Stock shall have been publicly proposed to be made or shall have been made by another person, or (iv) it shall have been publicly disclosed or Parent or Purchaser shall have otherwise learned that (A) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act) (other than Parent or Purchaser) shall have acquired or proposed to acquire beneficial ownership of more than 20% of any class or series of capital stock of the Company (including the Company Common Stock), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 20% of any class or series of capital stock of the Company or any of its subsidiaries, or (B) any person or group (other than Parent and Purchaser) shall have entered into or publicly offered to enter into a definitive agreement or an agreement in principle with respect to a merger, consolidation or other business combination with the Company or any of its subsidiaries.

                (c) If requested by Parent and Purchaser in the Exercise Notice, such Stockholder shall exercise all Options (to the extent exercisable) and other rights (including conversion or exchange rights) beneficially owned by such Stockholder and shall sell or, if directed by Parent and Purchaser, tender the Shares acquired pursuant to such exercise to Parent or Purchaser as provided in this Agreement.

                (d) In the event (i) Parent or Purchaser exercises the Purchase Option and purchases Shares pursuant to this Section 11 representing at least 20% of the then outstanding shares of Company Common Stock on a fully diluted basis (the "Purchase Event"), (ii) no Acquisition Proposal shall have been consummated and (iii) the Merger Agreement shall have terminated and the Company shall not have been in material breach of the Merger Agreement at the time of such termination, upon the written request of the Company made within five business days after the Purchase Event, Parent shall cause Purchaser or another subsidiary of Parent to commence, as soon as reasonably practicable, a tender offer for all shares of Company Common Stock at a cash price equal to the Offer Price, on terms and subject to conditions substantially similar to those contained in the Merger Agreement.

                (e) If, within twelve months following the exercise of the Purchase Option by Parent or Purchaser, Parent or Purchaser sells any or all of the Shares acquired upon exercise of the Purchase Option to an unaffiliated third party (a "Subsequent Sale") at a per Share price in excess of the Offer Price (the "Subsequent Sale Price"), then Parent or Purchaser will pay to each Stockholder, within five days of receipt of payment by Parent or Purchaser, an amount equal to such Stockholder's pro rata share of 50% of the excess of the Subsequent Sale Price over the Offer Price multiplied by the number of shares sold in the Subsequent Sale.

        Section 12.  Termination of Purchase Option.  The Purchase Option will
                     ------------------------------
terminate (a) if this Agreement terminates pursuant to Section 7 or (b) upon the earliest of: (i) the Effective Time; (ii) termination of the Merger Agreement other than upon, during the continuance of or after a Trigger Event; or (iii) 90 days following any termination of the Merger Agreement upon, during the continuance of or after a Trigger Event (or if, at the expiration of such 90 day period the Purchase Option cannot be exercised by reason of any applicable judgment, decree, order, injunction, law or regulation, 10 business days after such impediment to exercise has been removed or has become final and not subject to appeal). Upon the giving by Parent or Purchaser to the Stockholder of the Exercise Notice and the tender of the aggregate Exercise Price, Parent or Purchaser, as the case may be, will be deemed to be the holder of record of the Shares transferable upon such exercise, notwithstanding that the stock transfer books of the Company are then closed or that certificates representing such Shares have not been actually delivered to Parent.

        Section 13.  Conditions To Closing.  The obligation of each
                     ---------------------
Stockholder to sell such Stockholder's Shares to Parent or Purchaser hereunder is subject to the conditions that (i) all waiting periods, if any, under the HSR Act, applicable to the sale of the Shares or the acquisition of the Shares by Parent or Purchaser, as the case may be, hereunder have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any court, administrative agency or other Governmental Entity, if any, required in connection with sale of the Shares or the acquisition of the Shares by Parent or Purchaser hereunder have been obtained or made; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such sale or acquisition is in effect.

        Section 14.  Closing.  At any Closing with respect to Shares
                     -------
beneficially owned by a Stockholder, (a) such Stockholder will deliver to Parent, Purchaser or their respective designee a certificate or certificates in definitive form representing the number of the Shares designated by Parent or Purchaser, as the case may be, in its Exercise Notice, such certificate to be registered in the name of Parent, Purchaser or their respective designee and (b) Parent or Purchaser, as the case may be, will deliver to the Stockholder the aggregate Exercise Price for the Shares so designated and being purchased by wire transfer of immediately available funds.

        Section 15.  Registration Rights.
                     -------------------

                (a) Following termination of the Merger Agreement, Parent or Purchaser may in its sole discretion (but shall not be required) by written notice (the "Registration Notice") to the Company request the Company to register under the Securities Act all or any part of the shares of Company Common Stock acquired under the Purchase Option (the "Registrable Securities").

                (b) The Company shall use commercially reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities; provided, however, that (i) Parent and Purchaser will be entitled to no more than one effective registration statement hereunder and (ii) the Company will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) the Company is in possession of material non-public information that it reasonably believes would be detrimental to be disclosed at such time and that such information would have to be disclosed if a registration statement were filed at that time; (B) the Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Company determines, in its reasonable judgment, that such registration would interfere with any proposed financing, acquisition or other material transaction involving the Company or any of its affiliates. The Company shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 15 to be qualified for sale under the securities or blue-sky laws of such jurisdictions as Parent or Purchaser may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Company will not be required to qualify to do business in, or to consent to general service of process in, any jurisdiction by reason of this provision.

                (c) The registration rights set forth in this Section 15 are subject to the condition that Parent and Purchaser shall provide the Company with such information with respect to their Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Company, is necessary to enable the Company to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

                (d) A registration effected under this Section 15 will be effected at the Company's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Parent and Purchaser (which will be paid by Parent and Purchaser, and the Company shall provide to the underwriters (in connection with an underwritten offering) such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner, (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the underwriters participating in such offering and (iii) to take all further actions that will be reasonably necessary to effect such registration and sale (including, if the underwriters deem it necessary, participating in road-show presentations).

        Section 16.  Termination. This Agreement will terminate (a) as to any
                     -----------
Stockholder upon the purchase of all the Shares beneficially owned by such Stockholder pursuant to the Offer in accordance with Section 7, (b) except for Sections 10, 11, 12, 13, 14 and 15 hereof, which will only terminate as and when provided therein, on the earlier to occur of (i) the Effective Time or (ii) the date the Merger Agreement is terminated in accordance with its terms, or (c) by the mutual consent of each Stockholder as to its rights and obligations hereunder, the Board of Directors of the Company and the Board of Directors of Parent.

        Section 17.  Expenses.  Except as otherwise expressly provided herein
                     --------
or in the Merger Agreement, all costs and expenses incurred by any of the parties hereto will be borne by the party incurring such costs and expenses.

        Section 18.  Further Assurances.  Each party hereto will execute and
                     ------------------
deliver all such further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby. The Company covenants to Parent and Purchaser that it and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Purchase Option, the Offer, the Merger, this Agreement, the Merger Agreement or any of the other transactions contemplated by the foregoing (the "Transactions") and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the Transactions, take all action necessary to ensure that the Purchase Option and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Merger Agreement and otherwise to minimize the effect of such statute or regulation on the Purchase Option and the other Transactions.

        Section 19.  Publicity.  A Stockholder shall not issue any press
                     ---------
release or otherwise make any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby without the consent of Parent and Purchaser, except as may be required by law or applicable stock exchange rules.

        Section 20.  Stop Transfer Order; Legend.  The Company agrees with, and
                     ---------------------------
covenants to, Parent and Purchaser that the Company shall not register the transfer of any certificate representing any Stockholder's Shares unless such transfer is made in accordance with the terms of this Agreement. Each Stockholder agrees to place the following legend on any and all certificates evidencing the Shares:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN TENDER AND OPTION AGREEMENT, DATED AS OF DECEMBER 20, 1998, BY AND AMONG ROHM AND HAAS COMPANY, LIGHTNING ACQUISITION CORP., LEARONAL, INC. AND CERTAIN STOCKHOLDERS OF LEARONAL, INC. ANY TRANSFER OF SUCH SHARES OF COMMON STOCK IN VIOLATION OF THE TERMS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

        Section 21.  Stockholder Capacity.  No person executing this Agreement
                     --------------------
makes any agreement or understanding herein in such Stockholder's capacity as a director or officer of the Company or any subsidiary of the Company. Each Stockholder signs solely in such Stockholder's capacity as the beneficial owner of such Stockholder's Shares and nothing herein shall limit or affect any actions taken by a Stockholder in such Stockholder's capacity as an officer or director of the Company or any subsidiary of the Company to the extent specifically permitted by the Merger Agreement.

        Section 22.  Enforcement.  Each Stockholder and the Company acknowledge
                     -----------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Purchaser will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Stockholder and the Company further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. The provisions of this paragraph are without prejudice to any other rights that any party hereto may have against another party hereto for any failure to perform its obligations under this Agreement. In addition, each Stockholder (i) consents to submit to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees not to bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court located in the State of New York or a New York state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. Each Stockholder hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or of the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        Section 23.  Miscellaneous.
                     -------------

                (a) All representations and warranties contained herein will survive for twelve months after the termination hereof. The covenants and agreements made herein will survive in accordance with their respective terms.

                (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                (c) This Agreement, the Merger Agreement, the Other Agreements and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements among the parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

                (d) This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

                (e) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words in the singular include the plural, and words in the plural include the singular.

                (f) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Company to:

          LeaRonal, Inc.
          272 Buffalo Avenue
          Freeport, NY  11520
          Attention:  Ronald F. Ostrow
          Telecopy:  516-867-5917

          With a copy to:

          Debevoise & Plimpton
          875 Third Avenue
          New York, NY  10022
          Attention:  Robert F. Quaintance, Jr.
          Telecopy:  212-909-6836

          If to Parent or Purchaser to:

          Rohm and Haas Company
          100 Independence Mall West
          Philadelphia, PA  19106
          Attention:  John S. Stroebel
          Telecopy:  215-592-3227

          Lightning Acquisition Corp.
          Suite 104 - Rodney Building
          3411 Silverside Road
          Wilmington, DE  19810
          Attention:  John S. Stroebel

          with copies to:

          Dechert Price & Rhoads
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA  19103
          Attention:  William G. Lawlor
          Telecopy:  215-994-2222

          If to a Stockholder, at the address set forth on Schedule A hereto.

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

                (g) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

                (h) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent and Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Parent or Purchaser any and all rights and obligations of Parent or Purchaser under this Agreement, provided that any such assignment will not relieve either Parent or Purchaser from any of its obligations hereunder.

                (i) In the event any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the fullest extent possible.

                (j) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          IN WITNESS WHEREOF, each of the Company, Parent and Purchaser has caused this Agreement to be signed by its officer or director thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                              ROHM AND HAAS COMPANY


                              By: /s/ Rajiv L. Gupta
                                 _______________________________________________
                                 Name:  Rajiv L. Gupta
                                 Title:  Vice President


                              LIGHTNING ACQUISITION CORP.


                              By: /s/ Bradley J. Bell
                                 _______________________________________________
                                 Name:  Bradley J. Bell
                                 Title:  Vice President


                              LEARONAL, INC.


                              By: /s/ Ronald F. Ostrow
                                 _______________________________________________
                                 Name:  Ronald F. Ostrow
                                 Title:  President


                              STOCKHOLDERS:


                                  /s/ Barnet D. Ostrow
                              __________________________________________________
                              Barnet D. Ostrow, individually, as Trustee and General Partner of Ostrow Properties Limited Partnership #1


                                  /s/ Annette Ostrow
                              _________________________________________________
                              Annette Ostrow, individually, as Trustee and
                              General Partner of Ostrow Properties Limited
                              Partnership #2

                       [signatures continue on next page]

                              /s/ Fred I. Nobel
                              _________________________________________________
                              Fred I. Nobel, individually and as General Partner of Nobel Limited Partnership

                              /s/ Ronald F. Ostrow
                              _________________________________________________
                              Ronald F. Ostrow, as Trustee and individually

                              /s/ Michael Katz
                              _________________________________________________
                              Michael Katz, as Trustee

                              /s/ Kenneth L. Stein
                              _________________________________________________
                              Kenneth L. Stein, as Trustee

                              /s/ Richard Kessler
                              _________________________________________________
                              Richard Kessler

                              /s/ Sol Berg
                              _________________________________________________
                              Sol Berg

                              /s/ Donald Thomson
                              _________________________________________________
                              Donald Thomson

                              /s/ David L. Rosenthal
                              _________________________________________________
                              David L. Rosenthal

                              /s/ Alonna Ostad
                              _________________________________________________
                              Alonna Ostad

                              /s/ Sharone N. Ostrow
                              _________________________________________________
                              Sharone N. Ostrow

                              /s/ Jonathan Ostrow
                              _________________________________________________
                              Jonathan Ostrow

                                  SCHEDULE A


                                                          Number                    Number
                                                            of                        of
     Stockholder                Address                   Shares                    Options
     -----------                -------                   ------                    -------
Barnet D. Ostrow and              (1)                    420,928
 Michael Katz, as
 Trustees of Revocable
 Trust f/b/o Barnet D.
 Ostrow

Annette Ostrow and                (1)                    351,354
 Michael Katz, as
 Trustees of Revocable
 Trust f/b/o Annette
 Ostrow

Fred I. Nobel, individually       (1)                  1,217,660
 and as general partner           (1)                      5,917
 on behalf of Nobel
 Limited Partnership

Ronald F. Ostrow                  (1)                                               284,018

Ronald F. Ostrow and              (1)                    263,671
 Kenneth L. Stein, as
 Trustees f/b/o Ronald
 Ostrow

Michael Katz, as Trustee          (1)                     50,000
 f/b/o Ronald Ostrow

Barnet D. Ostrow as               (1)                    242,500
 General Partner on
 behalf of Ostrow
 Properties Limited
 Partnership #1

Annette Ostrow as                 (1)                     15,000
 General Partner on
 behalf of Ostrow
 Properties Limited
 Partnership #2

Richard Kessler                   (1)                     76,715                    217,382

Donald Thomson                    (1)                     53,942                    106,096

David L. Rosenthal                (1)                     19,731                    171,400

Sol Berg                   1453 Landings Circle          754,519
                           Sarasota, FL 34231

Alonna Ostad                      (1)                     48,566


                                                          Number                    Number
                                                            of                        of
     Stockholder                Address                   Shares                    Options
     -----------                -------                   ------                    -------
Sharone N. Ostrow                 (1)                     50,596
Jonathan Ostrow                   (1)                     48,565
                                                       __________                  ---------

Totals                                                 3,619,664                    778,896
                                                       ==========                  =========


(1)   c/o  LeaRonal Inc., 272 Buffalo Avenue, Freeport, NY 11520